                    [LETTERHEAD OF SOUTHWEST WATER COMPANY]

                         CERTIFIED COPY OF RESOLUTION
                         ----------------------------


     PETER J. MOERBEEK, hereby certifies that he is now the Corporate Secretary of Southwest Water Company, a Delaware corporation.

     He does further certify that the following is a true and correct copy of resolutions adopted by the Board of Directors of said Corporation on December

12, 1996:


AMENDMENT TO THE BYLAWS:
------------------------

          WHEREAS, Section 307 of the California Corporations Code was amended, effective in 1996, to modify the means by which a member of the board of directors may participate in a board meeting by telephone conference call; and

          WHEREAS, this corporation is qualified to do business in the State of California as a foreign corporation; and

          WHEREAS, the Board of Directors deems it desirable to conform this corporation's bylaws to meet the amended requirements of Section 307 of the California Corporations Code;

          NOW, THEREFORE, IT IS HEREBY RESOLVED, that Article II, Section 6 of the corporation's bylaws which read:

"SECTION 6.  Participation in Meetings by Conference Telephone.  Members of the
             --------------------------------------------------
Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting."

SHALL BE CHANGED IN ITS ENTIRETY TO READ:

"SECTION 6.  Participation in Meetings by Conference Telephone.  With respect to
             --------------------------------------------------
members of the Board of Directors who participate in a meeting of the Board of Directors (or any committee thereof) by conference telephone or other communications equipment, the Chairman of the Board, the Acting Chairman of the Board, the Chairman of the Committee, or their designee, shall verify by voice recognition or any other means reasonably selected at the outset of such meeting
(i) the identity of that member, and (ii) that statements, questions, actions or votes by members so participating are made by such members and not by persons who are not permitted to participate as Directors."

          RESOLVED FURTHER, that the Board of Directors hereby authorizes and directs the Secretary of this Corporation to do and perform all acts, to execute and deliver all certificates and to take or cause to be taken all other action as such officer may deem necessary, desirable or appropriate to carry out the full intent and purpose of the foregoing resolution.

     He does further certify that said resolutions have not been altered,

modified, or revoked and are at the date of this Certificate in full force and effect.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate and affixed the corporate seal of said Corporation this 20th day of December 1996.



                                        /s/ Peter J. Moerbeek
                                        ------------------------------
(seal)                                  PETER J. MOERBEEK
                                        Secretary